Exhibit 10.8

Village Sanitation Service Trial Contract

Agency (full name): Office of Agriculture of Fengqiu Township Party Committee of the Communist Party of China (“Party A”)

Contractor (full name): Reed (Xinxiang) Road Incorporation Limited (“Party B”)

In order to make further improvement to environment sanitation level and living environment in Fengqiu and speed up the construction of beautiful countryside, Party A, after negotiation with Party B, decides to entrust Party B with cleaning and collection of daily rubbish in rural areas and roads in administrative area of Fengqiu County except for national and provincial highways. In order to protect interests of both Parties during trial operation, Party A and Party B have entered into the following trial operation contract after common negotiations:

I. Length of Trial Operation

The length of trial operation should be 3 months from June 14, 2018 to September 14, 2018.

II. Scope of Services

6 towns (townships) in western area (covering a population of about 257,118): Chengu Town, Yingju Town, Huangde Town, Juxiang Town, Wangcun Township and Chengguan Township;

Daily sanitation in residential areas in villages except for national and provincial highways.

III. Quality Standards

(I) Standards and requirements for sanitation workers:

1. Work hours are 5:00 - 20:00 daily;

2. Sanitation uniforms must be worn during work to make sure civilized cleaning. Sanitation workers should patrol, observe and clean responsible areas frequently without gathering together, chatting, sitting still, leaving positions and coming late or leaving early.

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(II) Sanitation quality standards:

1. No rubbish exposed

Rubbish in villages, road sides, wall sides and public areas should be cleaned timely to make sure no scattered rubbish on road sides of villages and no white rubbish and leaking rubbish exposed to the eyes. Daily rubbish should be completely put inside dustbins without being exposed outside.

2. No casual posters and paintings

Advertisements, useless slogans and publicity paintings on buildings, walls and telegraph poles should be cleaned up to keep clean and orderly.

3. Daily sewage alongside village roads should be cleaned up timely to prevent sewage from flowing through the road.

4. No rubbish is allowed in public areas.

Public village areas and public green belts should be clean and orderly without faece and weeds. Public village areas should have no excrement of livestock.

5. Dustbins should be clean on the surface without rubbish scattered around.

6. Emergency guarantee: emergency sanitation leading groups and emergency assistance teams should be set up and standby vehicles should be prepared for each area to make sure both related personnel and equipment could be in place timely in case of emergency situation.

(III) Sanitation standards of operation vehicles and dustbin, and rubbish cleaning and collection standards:

1. Regular cleaning should be made to operation vehicles and dustbins, and rubbish should be cleaned up timely to make sure wherever the operation vehicle goes, the place is clean.

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2. Operation vehicles should be cleaned up without any dirt or filth on the surface. The mark on vehicles should be striking. The vehicle should be closed up tightly in case of any sprinkle, leakage or throwing situation.

3. Operation vehicles should transport rubbish to rubbish transfer station or landfill as scheduled. Casual discharging is not allowed.

4. The capacity of rubbish collection vehicles should be 8 tons and above, and that of watering vehicle should be 5 tons and above. Management vehicles should be provided.

III. Common Responsibilities and Obligations

During trial operation, Party B should assist Party A in cleaning rubbish (including straw heap, mound, construction rubbish and dunghill) accumulated in many years in the responsible areas and the cost issue should be settled through negotiations.

IV. Rights and Obligations of Party A

1. Party A should assist Party B in placing dustbins where it is convenient for residents to throw and convenient for vehicles to clean and transport. Party A should also be responsible for sanitation publicity and supervision work, and advocate residents to consciously throw rubbish into dustbin without pouring sewage, hot ashes, muck, and construction wastes in case of damages to dustbins.

2. Party A should be responsible for establishment of management leadership team for the project to take in charge of supervising and managing the project, assisting Party B in settling civil disputes and other problems occurred during normal work, and supervising and inspecting sweeping and clean-keeping of roads as well as cleaning and collection of daily rubbish. Party A should formulate Marketized Method for Sanitation Assessment of Living Environment in Fengqiu County in accordance with service standards agreed by both Parties. Regular tests and assessments should be carried out, and 2% of service fees should be assessed as bonus or penalties. Meanwhile, a report system related to service fees of the month should be started, and the punishment system should be carried out as required by assessment method.

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3. Party A shall assist Party B in settling civil disputes arisen between stores along the street, village residents and sanitation workers.

4. If Party A needs Party B to be responsible for sanitation outside the service areas, Party A should make corresponding payment based on actual workload.

5. Party A should assist Party B in finding an applicable office (where water, electricity, roads, network are available to use), dormitory, storehouse and parking area as appropriate. The cost should be bore by party B. Vehicle parking site and water source for watering vehicles should be prepared around Project Affair Office in town, which should be settled by Party B with assistance from Party A.

6. Party A shall make timely payments for relevant services as scheduled. If there is any conflict or dispute caused by delayed payment of wages by Party B due to delayed payment of Party A, Party A should be held liable.

7. After dustbins supplied by Party B have been in place, Party A should assist distribution of dustbins to villages, which should be supervised by both Parties. If there is any loss or damage, a supplemental agreement should be separately signed after negotiations between both Parties. Normal wear should be borne by Party B. Party A shall be responsible for assisting Party B in publicity of protection to sanitation facilities.

8. Party A shall entrust towns to set up a hundred-point assessment system according to sanitation standards and requirements and to supervise Party B’s work. There should be daily supervision records and regular assessment, and assessment results should be related to sanitation fees (see assessment standards for details). Any delayed cleaning of rubbish or other mistakes at work should be confirmed by taking photos, and corresponding sanitation fees should be deducted according to assessment standards. Party A will make regular or irregular inspection publicly or privately.

V. Rights and Obligations of Party B

(I) Obligations of Party B

1. Party B shall be responsible for road sanitation work of responsible areas as well as sanitation and rubbish cleaning work in countryside areas.

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2. Quantity of dustbins should satisfy the needs of roads and villages.

3. Based on high standard and strict management principle, the company should establish and utilize intelligent management platform for supply of 12 rubbish collection vehicles, 12 drivers for rubbish collection vehicles and watering vehicles, and 3 management vehicles. Equipment and vehicles should be completed and start to work within 7 days after the execution of the Contract. If equipment and vehicles fail to be completed and start to work within 7 days, every delay of 1 day should be deducted 5,000 yuan from security deposit.

4. Assignment of Sanitation worker: 642 sanitation workers and 6 administrators should be respectively assigned. Low-income individuals should be given priority over employment if they are qualified for the position, and appropriate award will be provided by Party A for every employment of low-income worker.

5. Party B shall be responsible for wages, labor security and other welfare, insurance, purchase and distribution of uniforms and labor tools related to Party B’s management personnel, cleaning drivers, loaders, sanitation workers and other personnel.

6. Party B shall be responsible for safety education work. Liabilities out of industrial accidents or accidental injuries occurred during work should be assumed by Party B.

7. Party B shall pay taxes.

8. Party B is responsible for establishing a perfect operation and management system, and shall formulate related management, assessment systems based on operation standards and operation procedures of various positions, and set up an information management system. Positioning devices should be complete for “timely” vehicle management, “informed” rubbish cleaning and collection, and “networked” personnel assessment to improve management level and work efficiency.

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9. Party B should obey the management and supervision of Party A and participate in sanitation inspection assessment. In addition, Party B must:

(1) Provide full support for living environment inspection and assessment performed by provincial, municipal or county government and make various preparations for incoming inspection as scheduled by township office;

(2) Proactively communicate and coordinate with management and residents of villages timely;

(3) Sweep and clean all streets and alleyways inside responsible areas without any omission of road or house, and take immediate action to correct any situation mentioned above;

(4) Clean all daily rubbish produced at the day. Cleaning and collection of rubbish should be taken care by Party B.

10. The project may not be assigned in any way (including but not limited to partial or whole assignment of equity transfer or introduction of a third party for cooperation).

(II) Rights of Party B

1. Party B shall be fully responsible for employment of administrators and operation personnel and their management, as well as assessment management and rewards and punishment of operation personnel.

2. Party B has the right to require Party A to pay service fees timely in accordance with the Contract.

3. If the normal process of sanitation service task is affected due to delayed payment for service fees from Party A, Party B has right to require Party A to bear all losses.

VI. Security Deposit. Party B should pay 3,000,000 yuan to Party A for security deposit. If the security deposit fails to be paid to Party A within 3 days after the execution of the Contract, the Contract shall be void.

The return of security deposit should satisfy the following conditions: Party A will return the security deposit to the original account of Party B without any interest, provided that equipment of Party B should start normal work in Party A’s service areas as required by the Contract and is qualified for acceptance.

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VII. Performance during trial operation. Awards and punishments and performance during trial operation will increase or decrease the chance to win official bidding.

VIII. Service fees

During trial operation, the service fees should be calculated according to 12.5 yuan per person (3 months) of permanent residents in the responsible areas, and the service fees of western area (eastern area, western area) should be RMB 3,213,975 yuan; the length of service should be 3 months.

IX. Payment

After management personnel and vehicles of Party B is in place and start operation for one month after the date of commencement of operation, Party B should submit materials for inspection application, and Party A shall assess rubbish cleaning and collection operation service situation of Party B in the previous month and make acceptance within 10 working days, and shall also confirm that Party B has already paid wages to sanitation workers (through officially sealed payroll and relevant certification). After the monthly cleaning and collection operation service fees have been finally settled by both Parties, Party A shall request the payment to financial department and the payment should be settled within 10 working days.

X. Period of Validity of the Contract

The Contract should be effective from June 14, 2018 to September 14, 2018. However, Party A will carry out an assessment every month and decide whether to renew the Contract on the basis of assessment results.

IX. Termination of the Contract

The Contract may be terminated if the following situations occurred:

(I) When Party A conducts daily assessments of Party B and issues monthly assessment report, the assessment score of Party B is not higher than 80; or

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(II) If an important event is adversely affected due to irresponsible cleaning or collection, Party A has right to terminate the Contract and any loss caused hereby should be borne by Party B.

X. Settlement of Dispute

Any matter not covered in the Contract should be settled through negotiations between both Parties. Any dispute raised during the execution of the Contract should be settled through negotiation between both Parties or through mediation by related department; if the negotiation or mediation fail to work, legal proceedings should be initiated in front of people’s court with appropriate jurisdictions.

XI. Attachments

Attachments of the Contract include letter of authorization by legal representative, Market Method for Sanitation Assessment of Living Environment in Fengqiu County.

XII. Numbers of Contract

The Contract is made in seven copies. Party A keeps 5 copies and Party B keeps 2 copies.

The Contract should be effective after it is signed and sealed by both Parties.

XII. Any supplemental contract has equal legal effect as this Contract.

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Party A: Office of Agriculture of Fengqiu Township Party Committee of the Communist Party of China (seal)

Legal representative or authorized representative: /s/ Guojun Fu

Party B: Reed (Xinxiang) Road Incorporation Limited (seal)

Legal representative or authorized representative: /s/ Dongsheng Zhang

June 13, 2018

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